Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular, Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q2 2014 Record Sales $18.2mm (+14%) ; Op. Profit $2.0mm (+37%)

BURLINGTON, MA, July 29, 2014 — LeMaitre Vascular, Inc. (NASDAQ: LMAT) today reported Q2 2014 results, provided guidance and announced a $0.035/share dividend.

Q2 2014 sales were $18.2mm, a 14% year-over-year increase, driven by Trivex (acquired Q3 2013) and XenoSure. Geographically, gains came from the Company’s newly-direct markets of Australia & Switzerland and its Mediterranean subsidiaries. Unit sales grew 5% and organic sales improved 6%.

Gross margin improved sequentially from 67.0% in Q1 2014 to 68.1% in Q2 2014, due to ramping XenoSure production, the Southbridge factory closure and manufacturing efficiencies.

Operating income grew 37% to $2.0mm from $1.4mm in Q2 2013, largely due to increased sales. Net income grew to $1.3mm from $0.9mm in Q2 2013. EPS grew to $0.08 from $0.06 in Q2 2013. EBITDA grew to a record $2.8mm from $2.0mm in Q2 2013.

Cash and marketable securities were $23.5mm at June 30, 2014, versus $12.5mm at March 31, 2014. Net proceeds from the June 2014 common stock offering were $10.5mm.

George W. LeMaitre, Chairman and CEO commented, “Record sales drove 37% year-over-year profit growth in Q2, and expenses dropped 10% sequentially as our $5mm/year cost cut took root. We hired a Chinese GM and expect to open our Shanghai office in September.”

Quarterly Dividend

On July 24, 2014, the Company’s Board of Directors approved a quarterly dividend of $0.035/share of common stock. The dividend will be paid September 4, 2014 to shareholders of record on August 21, 2014.

Business Outlook

The Company expects Q3 2014 sales of $17.1mm (+12% vs. Q3 2013) and operating income of $1.4mm (+80% vs Q3 2013). The Company increased its 2014 sales guidance to $70.1mm (+9% vs. 2013) and increased its 2014 operating income guidance to $5.6mm (+24% vs. 2013). 2014 XenoSure sales are expected to be $10.0mm (+30% vs. 2013).

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for 2014. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-591-6942 (+1 617-614-4909 for international callers), using pass-code 36553447. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP (“organic”) results is included in the attached tables.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre, XenoSure, TRIVEX and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The

Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q3 2014 and 2014 sales and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences increased expense, production delays or quality difficulties in the transition of the XenoSure manufacturing operations; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$23,512	$14,711
Accounts receivable, net	11,373	10,590
Inventory	14,995	13,255
Prepaid expenses and other current assets	3,122	3,169

Total current assets	53,002	41,725

Property and equipment, net	5,474	5,810
Goodwill	15,031	15,031
Other intangibles, net	5,250	6,144
Deferred tax assets	1,610	1,615
Other assets	169	167

Total assets	$80,536	$70,492

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,021	$1,235
Accrued expenses	6,960	7,993
Acquisition-related obligations	1,031	992

Total current liabilities	9,012	10,220

Deferred tax liabilities	3,476	3,461
Other long-term liabilities	265	249

Total liabilities	12,753	13,930

Stockholders’ equity
Common stock	187	170
Additional paid-in capital	75,497	65,354
Retained earnings (accumulated deficit)	398	(667)
Accumulated other comprehensive loss	(250)	(253)
Treasury stock	(8,049)	(8,042)

Total stockholders’ equity	67,783	56,562

Total liabilities and stockholders’ equity	$80,536	$70,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net sales	$18,161	$15,951	$34,915	$31,333
Cost of sales	5,785	4,714	11,315	8,890

Gross profit	12,376	11,237	23,600	22,443

Operating expenses:
Sales and marketing	5,537	5,305	11,766	11,073
General and administrative	3,296	3,067	6,611	5,949
Research and development	1,137	1,268	2,481	2,541
Medical device excise tax	176	150	340	310
Restructuring charges	89	—	492	—
Impairment Charges	161	—	161	—

Total operating expenses	10,396	9,790	21,851	19,873

Income from operations	1,980	1,447	1,749	2,570

Other income (loss):
Interest income (expense), net	—	(6)	—	(9)
Other income (loss), net	20	(66)	(22)	(116)

Income before income taxes	2,000	1,375	1,727	2,445

Provision (benefit) for income taxes	728	486	662	710

Net income	$1,272	$889	$1,065	$1,735

Earnings per share of common stock
Basic	$0.08	$0.06	$0.07	$0.11

Diluted	$0.08	$0.06	$0.07	$0.11

Weighted - average shares outstanding:
Basic	16,113	15,250	15,852	15,234

Diluted	16,545	15,701	16,290	15,676

Cash dividends declared per common share	$0.035	$0.030	$0.070	$0.600

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2014		June 13, 2013		June 30, 2014		June 30, 2013
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$11,816	65%	$10,363	65%	$22,480	64%	$20,611	66%
International	6,345	35%	5,588	35%	12,435	36%	10,722	34%

Total Net Sales	$18,161	100%	$15,951	100%	$34,915	100%	$31,333	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2014
Net sales as reported	$18,161
Impact of currency exchange rate fluctuations	(207)
Net impact of acquisitions and distributed sales excluding currency	(1,119)

Adjusted net sales		$16,835

For the three months ending June 30, 2013
Net sales as reported		$15,951

Adjusted net sales increase for the three months ending June 30, 2014		$884	6%

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Reconciliation between GAAP and Non-GAAP EBITDA
Net Income, as reported	$1,272	$889	$1,065	$1,735
Amortization and depreciation expense	789	641	1,620	1,251
Interest income (expense), net	—	(6)	—	(9)
Provision for income taxes	728	486	662	710

EBITDA	$2,789	$2,010	$3,347	$3,687